Exhibit 10.49

ICT GROUP, INC.

1996 EQUITY COMPENSATION PLAN

1996 Equity Compensation Plan	Name of Grantee:
Nonqualified Stock Option Grant Letter	Date of Grant:
Number of Options:
	Option Price:	$
Voting Agreement Date:

ICT Group, Inc. (the “Company”) has adopted the ICT Group, Inc. 1996 Equity Compensation Plan (the “Plan”), which provides for grants of nonqualified options to purchase shares of the Company’s Common Stock, par value $.01 (the “Common Stock”). This Grant Letter evidences the grant of a Nonqualified Stock Option to the above named Grantee (the “Grantee”), in accordance with the terms of the Plan. Capitalized terms used and not otherwise defined in this Grant Letter are used herein as defined in the Plan.

1. Option Grant

Subject to the terms and conditions hereinafter set forth, the Company has granted to the Grantee effective as of the Date of Grant first stated above (the “Date of Grant,”) the right and option (the “Option”) to purchase shares of Common Stock in an amount equal to the number of Options set forth above (the “Shares”). The Option is not intended to constitute an “incentive stock option” within the meaning of section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

2. Option Price

The purchase price of each Share covered by the Option shall be the Option Price set forth above (the “Option Price”).

3. Option Expiration

The Option, to the extent that it has not theretofore been exercised, shall automatically expire on the earliest to occur of the following events:

(a) the close of business on the tenth anniversary of the Date of Grant;

(b) in the event of the Grantee’s death while the Grantee is an Employee or Consultant (or within not more than 90 days from the date on which Grantee ceases to be an Employee or Consultant on account of termination of employment for any reason other than a disability, death or termination for cause), the Option to the extent then exercisable, may be exercised thereafter, by the legal representative of the estate or by the legatee of the Grantee under the will of the Grantee, for a period of one year from the date the Grantee ceases to be an Employee or Consultant or, if earlier, the date specified in Section 3(a);

(c) in the event the Grantee ceases to be an Employee or Consultant of the Company on account of “disability” (as defined in Section 5(f)(v) of the Plan), the Option may thereafter be exercised by the Grantee, to the extent it was exercisable at the date the Grantee ceased to be an Employee or Consultant of the Company, for a period of one year from the date of such termination of employment or cessation of services, or if earlier, the date specified in Section 3(a);

(d) in the event the Grantee ceases to be an Employee or Consultant of the Company on account of a “termination for cause” (as defined in Section 5(f)(v) of the Plan), the Option shall terminate on the date of such termination of employment or cessation of services; or

(e) in the event the Grantee ceases to be an Employee or Consultant of the Company for any reason other than his death, “disability” or “termination for cause” the Option shall terminate unless exercised within 90 days of the date on which the Grantee ceases to be an Employee or Consultant, or, if earlier, the date specified in Section 3(a).

4. Exercisability of Option

Until the expiration of the Option under Section 3 and subject to the other terms and conditions hereunder, the Option shall be exercisable as follows:

(a) the Option may be exercised as of the following dates:

Date	Total Shares Then Exercisable

(b) the right to purchase Shares under the Option as provided in subsection (a) hereof may be exercised in a cumulative fashion; any right to purchase Shares becoming exercisable on a given date shall remain exercisable until the Option expires in accordance with the terms of Section 3;

(c) the Committee, in its sole discretion, may accelerate the exercisability of all or a portion of the Option, at any time for any reason; and

(d) the Option automatically shall become exercisable in full upon a “Change of Control” as defined in Section 11 of the Plan.

5. Time and Method of Exercise

Subject to the terms of Section 4, the Option may be exercised, in whole or in part, at any time or from time to time, prior to the time it expires in accordance with the terms of Section 3, delivering to the Company a Notice of Exercise in the form attached hereto or by other written notice to the Committee in such form as the Committee shall prescribe. Such notice shall be effective upon receipt by the Committee and shall be accompanied by:

(a) a check, or the equivalent thereof acceptable to the Company, for the full Option Price of the number of Shares being purchased;

(b) if and only if permitted by the Committee, one or more certificates (including certificates acquired in connection with the exercise of the Stock Option) representing a number of Shares which are, in the aggregate, equal in Fair Market Value on the date of exercise to the full Option Price for the Shares being purchased, such certificates being duly endorsed (or accompanied by stock powers signed in blank) so as to transfer to the Company all right, title and interest in and to the Shares represented by such certificates; or

(c) if and only if permitted by the Committee administering the Plan, a combination of the forms of payment specified in Section 5(a) and 5(b) above which, in the aggregate, is equal to the full Option Price for the number of Shares being purchased.

6. Nonassignability of Option Rights

The Option shall not be assigned or transferred by the Grantee, except (i) in the event of the death of the Grantee, by will or by the laws of descent or distribution or, (ii) if permitted by Rule 16b-3 under the Exchange Act and if permitted in any specific case by the Committee in its sole discretion, pursuant to a qualified domestic relations order as defined under the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended or the regulations thereunder. During the life of the Grantee, the Option shall be exercisable only by the Grantee (or his or her authorized representative). Upon a transfer by will or by the laws of the descent or distribution, the person to whom the Option is transferred shall have the right to exercise the Option in accordance with the Plan and this Grant Letter. Any attempt to assign, transfer, pledge or dispose of the Option contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the Option, shall be null and void and without effect.

7. Adjustments

If there is any change in the number or kind of shares of Common Stock outstanding by reason of a stock dividend, a recapitalization, stock split, or combination or exchange of shares, or merger, reorganization or consolidation in which the Company is the surviving corporation, reclassification or change in par value or by reason of any other extraordinary or unusual events affecting the outstanding Common Stock as a class without the Company’s receipt of consideration, or if the value of outstanding shares of Common Stock is substantially reduced due to the Company’s payment of an extraordinary dividend or distribution, the number of shares covered by the Option, and the Option Price shall be proportionately adjusted by the Committee to reflect any increase or decrease in the number or kind of issued shares of Common Stock to preclude the enlargement or dilution of rights and benefits under such Grants; provided, however, that any fractional shares resulting from such adjustment shall be eliminated.

8. Withholding

If applicable, the Grantee or other person receiving Shares upon an exercise of the Option, in whole or in part, shall be required to pay to the Company the amount of any federal, state or local taxes or other charges that the Company is required to withhold with respect to such exercise, including an election to satisfy tax withholding by authorizing the Company to withhold shares pursuant to Section 16 of the Plan. The Company shall have the right to take whatever action it deems necessary to protect the interests of the Company in respect of such liabilities, including, without limitation, withholding a portion of the Shares otherwise deliverable upon exercise of the Option. The Company’s obligation to issue or transfer Shares upon exercise of the Option shall be conditioned upon the Grantee’s compliance with the requirements of this Section to the satisfaction of the Committee.

9. Administration

The Option has been granted pursuant to the terms, conditions and other provisions of the Plan, as in effect on the Date of Grant, and as the Plan may be amended from time to time in accordance with Section 12 of the Plan. All questions of interpretation and application of the Plan and of any grant under the Plan (including this Grant) shall be determined by the Committee in its discretion, and such determination shall be final and binding upon all persons. The validity, construction and effect of this Option shall be determined in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to the principles of conflicts of law thereof.

10. No Shareholder Rights

Neither the Grantee nor any person entitled to exercise the Grantee’s rights in the event of the Grantee’s death shall have any of the rights and privileges of a shareholder with respect to the Shares subject to the Option, except to the extent that certificates for such Shares shall have been issued or transferred on the stock transfer records of the Company upon the exercise of the Option as provided herein.

11. Termination or Amendment

The Option may be terminated or amended, in whole or in part, at any time (a) by the Board, if the Board determines that such termination or amendment is necessary or advisable to bring such Option into compliance with any federal or state securities law or other applicable law or regulation, or (b) by written agreement of the Company and the Grantee consistent with the terms of the Plan.

12. Notice

Any notice to the Committee provided for in this Grant Letter shall be addressed to it at ICT Group, Inc. 100 Brandywine Blvd, Newtown, PA 18940, Attention: Chief Financial Officer, and any notice to the Grantee shall be addressed to such Grantee at the current address shown on the payroll of the Company, or to such other address the Grantee may designate to the Company in writing. Any notice provided for hereunder shall be delivered by hand, sent by telecopy or telex or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage and registry being prepaid, in a post office or branch post office regularly maintained by the United States Postal Service.

13. Grantee’s Securities Law Representations

If the Committee shall deem it appropriate by reason of any securities law, it may require that the Grantee upon exercise, in whole or in part of the Option, represent to the Company and agree in writing to comply with any such restrictions on the Grantee’s subsequent disposition of such Shares as the Committee shall deem necessary or advisable as a result of any applicable law, regulation or official interpretation thereof. The Committee may require that the Share certificates be inscribed with a legend restricting transfer in accordance with applicable securities law requirements.

14. Voting Agreement

The Option granted hereunder is contingent upon the Grantee’s execution of a Voting Agreement and irrevocable proxy substantially in the form attached to this Grant Letter.

ICT GROUP, INC.

By:
Vincent A. Paccapaniccia
Executive VP, Finance & Administration
& Chief Financial Officer

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